Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2024 relating to the financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of eXp World Holdings, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche

San Francisco, California June 28, 2024